UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

March 8, 2012
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
----------------------------------------------------	---------------------------------------------
Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
----------------------------------------------------	---------------------------------------------
Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
---------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

This is the first page of a 4 page document.

Item 8.01 – Other Event

Wiley to Divest Selected Publishing Assets

Strategic realignment of resources will address marketplace changes, accelerate Wiley’s digital transformation, and drive long-term growth

Hoboken, NJ, March 7, 2012 -- John Wiley & Sons, Inc. (NYSE: JWa, JWb), today announced it has retained Allen & Company LLC to explore the sale of a number of consumer print and digital publishing assets in its Professional/Trade business that no longer align with the company’s long-term strategies.  The assets are in travel (including the well-known Frommer’s brand), culinary, general interest, nautical, pets, crafts, Webster’s New World, and CliffsNotes.

The planned divestiture follows a strategic review of the company’s Professional/Trade business portfolio.  Our strategic focus will center on those opportunities that meet strong global demand for high-quality information for professionals and lifelong learning enabled by new technology.

“We plan to drive long-term growth, accelerate our digital transformation, and optimize our return on investment by investing in content and services that provide our customers in research, learning and professional practice with knowledge resources that help them to realize their professional and personal goals,” said Stephen M. Smith, Wiley’s President and Chief Executive Officer.  “As a result, Wiley will re-deploy resources in its Professional/Trade business to build on its global market-leading positions in business, finance, accounting, leadership, technology, architecture, psychology, education, and through the For Dummies brand.”

In Wiley’s fiscal year ending April 30, 2011, the publishing assets offered for sale generated approximately $85 million of revenue. “These renowned programs, which produce print books, e-books, and online products and services under highly recognizable global brands, have contributed greatly to Wiley’s success. I am confident that they will continue to generate significant benefits for new owners providing the focused commitment needed to achieve their full strategic potential,” Mr. Smith noted.

No categories from the Company’s global Scientific, Technical, Medical, and Scholarly and Global Education operating units will be included in this planned sale.

About Wiley
Founded in 1807, John Wiley & Sons, Inc., has been a valued source of information and understanding for more than 200 years, helping people around the world meet their needs and fulfill their aspirations.  Wiley and its acquired companies have published the works of more than 450 Nobel laureates in all categories: Literature, Economics, Physiology/Medicine, Physics, Chemistry and Peace.

Wiley’s core businesses include scientific, technical, medical, and scholarly (STMS) journals, encyclopedias, books and online products and services; professional/trade books, subscription products, training materials, online applications and Web sites; and educational materials for undergraduate and graduate students and lifelong learners. Wiley's global headquarters are located in Hoboken, N.J., with operations in the U.S., Europe, Asia, Canada and Australia. The company's Web site can be accessed at www.wiley.com. The company is listed on the New York Stock Exchange under the symbols JWa and JWb.

Contacts:
Media: Susan Spilka, Wiley
(201) 748-6147
sspilka@wiley.com

Investors: Brian Campbell, Wiley
(201) 748-6874
brian.campbell@wiley.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ Ellis E. Cousens
Ellis E. Cousens
Executive Vice President and
Chief Financial & Operations Officer

Dated: March 8, 2012